Exhibit 99.1

MobileIron Announces First Quarter 2020 Results

MOUNTAIN VIEW, Calif., April 29, 2020 -- MobileIron (NASDAQ: MOBL) today announced results for its first quarter ended March 31, 2020.

First Quarter 2020 Financial Highlights

•	Revenue was $49.7 million, up 3% year-over-year.
•	ARR was $180.8 million, up 8% year-over-year.
•	Cash generated in operating activities was $7.2 million.
•	Cash and equivalents were up $4.2 million in the quarter to $98.6 million.

“In the face of this global pandemic, I am thankful that our team is safe and well and I would like to extend my deepest gratitude to the healthcare workers on the front lines for their efforts to fight this virus and keep all of us safe. I am exceedingly proud of MobileIron’s agility and commitment to our customers as we quickly pivoted to meet the security demands of a worldwide transition to remote work,” said Simon Biddiscombe, CEO, MobileIron. “Despite the challenges, we delivered solid results and controlled costs to outperform our guidance for revenue, gross margin and operating expenses.  While the disruption from remote work has slowed certain go-to-market activities in the near term,  we believe that it has ushered in a new chapter of enterprise infrastructure transformation.  Our product suite is the ideal cornerstone for managing and protecting remote employees in a zero trust world and I am confident MobileIron will emerge from this pandemic with an even more strategic role in securing the global workforce.”

ARR Composition

	March 31,
(in millions, except percentages)	2019	2020
Total ARR	$167.2	$180.8
Year-over-year percentage increase	18%	8%
Subscription ARR	$100.4	$115.3
Year-over-year percentage increase	29%	15%
Perpetual license support ARR	$66.8	$65.5
Year-over-year percentage increase	3%	(2)%

Financial Outlook

The company is providing the following outlook for its second quarter 2020 (ending June 30, 2020):

•	Revenue is expected to be between $49 million and $52 million, approximately flat year-over-year at the midpoint.
•	ARR is expected to be between $181 million and $185 million at the end of the quarter, for growth of 5% to 8% year over year.
•	Non-GAAP gross margin is expected to be approximately 79%.
•	Non-GAAP operating expenses are expected to be approximately $43 million.

With work from home mandates around the globe due to COVID-19, MobileIron is facing headwinds to certain ARR growth drivers in the near term.  Therefore, the company has decided to withdraw its full year guidance for ARR.  MobileIron is providing the following outlook for 2020 (ending December 31, 2020):

•	Revenue is expected to be between $195 million and $205 million, for a decline of 5% to flat over 2019.
•	Non-GAAP operating margin is expected to be between negative 5% and negative 10%.

First Quarter 2020 Business Highlights

Milestones and Recognition

•

Announced unlimited enrollment of new frontline users and devices in MobileIron’s UEM platform at no additional cost through June 15, 2020, enabling critical mobile apps and data for frontline responders in healthcare, disaster recovery and law enforcement.

•

Announced the acquisition of incapptic Connect, a leader in mobile app release software. This synergistic combination creates a turnkey solution allowing IT departments to publish apps and automatically deploy them to the workforce’s mobile devices using UEM technology.

•

Featured prominently in the book “Cyber Warfare – Truth, Tactics, and Strategies: Strategic concepts and truths to help you and your organization survive on the battleground of cyber warfare” by Dr. Chase Cunningham.

Platform

•

Announced integration with IDEMIA to provide support for eSIM-enabled Windows 10 enterprise devices. Organizations will be able to onboard, configure and manage eSIM-enabled Windows 10 devices as part of their established unified endpoint management (UEM) infrastructure, simplifying the entire device lifecycle.

•

Announced integration with Teamwire to offer secure encryption of business communications with an intuitive messaging app, allowing organizations to deliver fast, easy and secure enterprise messaging across their entire mobile infrastructure for improved employee productivity and team communication.

•

Announced partnership with Adeya for rapid management and deployment of their end-to-end encrypted communication, collaboration and file-sharing solution through MobileIron’s UEM platform, delivering compliant, encrypted and secure mobile solutions for enterprises of all sizes.

All forward-looking non-GAAP financial measures contained in this section exclude estimates for stock-based compensation expense, amortization of intangible assets and restructuring expense. We do not provide a reconciliation of forward-looking non-GAAP financial measures to corresponding GAAP measures due to our inability to project certain charges and expenses. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables included in this press release for its first quarter of 2019 and 2020.

Conference Call and Webcast

MobileIron will report final results for the first quarter of fiscal year 2020 on Wednesday, April 29, 2020 after the close of the market and host a conference call and live webcast at 1:30 p.m. Pacific Time (4:30 p.m. ET) to discuss the company's financial results, product announcements and business highlights. Interested parties may access the call by dialing 1-866-602-7050 in the U.S. or 1-409-216-6455 from international locations (conference ID #1894273). The live webcast will be available on the MobileIron Investor Relations website at http://investors.mobileiron.com. A replay will be available through the same link.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,”

“believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding our expectations, goals or intentions regarding future performance. Forward-looking statements in this press release include, but are not limited to, statements regarding MobileIron's revenue, operating expenses, ARR, the timing for moving to a subscription-led business and ceasing perpetual licenses, cost structure, GAAP and non-GAAP financial metrics, as well as statements that we expect to continue to see progress migrating customers to the cloud, that we believe we are ideally poised to capitalize on the market of IT departments shifting to address the threats of a Zero Trust world, that we will continue to deliver a roadmap of innovation to strengthen our security framework while enhancing the user’s experience, that our continued focus on market-leading innovation and customer satisfaction will continue to propel us on our upward growth trajectory, that the MobileIron team will emerge from the pandemic with an even more strategic role in securing the global workforce, and all statements under the heading “Financial Outlook.” Forward-looking statements involve certain risks and uncertainties, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including, but not limited to, COVID-19 and the duration of orders around the globe requiring people to work from home, our limited operating history, the adoption by our customers of our subscription-led model, quarterly fluctuations in our operating results, one-time expenses, including restructuring charges, seasonality, our need to develop new solutions and enhancements to compete in rapidly evolving markets, product defects, strength of our intellectual property portfolio, litigation, customer adoption, competitive pressures, billings type mix shift, our ability to scale, our ability to recruit and retain key personnel, and the quality of our support services.

Additional information on potential factors that could affect MobileIron's financial results is included in our SEC filings, including our reports on Forms 10-K, 10-Q and 8-K and other filings that we make with the SEC from time to time. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and MobileIron does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Disclosure Information

MobileIron uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor MobileIron’s investor relations website in addition to following MobileIron’s press releases, SEC filings, and public conference calls and webcasts.

About MobileIron

MobileIron is redefining enterprise security with its mobile-centric, zero trust platform built on the foundation of unified endpoint management (UEM) to secure access and protect data across the perimeter-less enterprise. Zero trust assumes that bad actors are already in the network and secure access is determined by a “never trust, always verify” approach. MobileIron goes beyond identity management and gateway approaches by utilizing a more comprehensive set of attributes before granting access. A mobile-centric, zero trust approach validates the device, establishes user context, checks app authorization, verifies the network, and detects and remediates threats before granting secure access to a device or user.

The MobileIron security platform is built on the foundation of award-winning and industry-leading unified endpoint management (UEM) capabilities with additional zero trust-enabling technologies, including zero sign-on (ZSO), multi-factor authentication (MFA), and mobile threat defense (MTD). Over 20,000 customers, including the world’s largest financial institutions, intelligence agencies and other highly regulated companies, have chosen MobileIron to enable a seamless and secure user experience by ensuring only authorized users, devices, apps, and services can access business resources.

"MobileIron" is a registered trademark of MobileIron, Inc. in the United States and other countries. Trade names, trademarks, and service marks of other companies that are used in this press release belong to their respective owners.

Financial Results

MOBILEIRON, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2019 AND MARCH 31, 2020
(Amounts in thousands)
(Unaudited)

	December 31, 2019	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$94,415	$98,583
Accounts receivable - net	58,815	37,694
Deferred commissions - current	9,825	9,102
Prepaid expenses and other current assets	11,965	14,043
Total current assets	175,020	159,422
Property and equipment - net	4,804	4,066
Operating lease right-of-use assets	13,683	12,564
Deferred commissions - noncurrent	8,077	7,863
Goodwill	5,475	5,475
Other assets	5,371	4,803
Total assets	$212,430	$194,193

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,310	$1,229
Accrued expenses	24,792	15,081
Lease liabilities - current	5,664	5,277
Unearned revenue - current	85,153	84,461
Customer arrangements with termination rights	16,130	13,463
Total current liabilities	133,049	119,511
Lease liabilities - noncurrent	10,088	8,786
Unearned revenue - noncurrent	33,058	29,577
Other long-term liabilities	237	131
Total liabilities	176,432	158,005
Stockholders’ equity:
Common stock	11	12
Additional paid-in capital	504,041	517,575
Treasury stock	(15,141)	(15,825)
Accumulated deficit	(452,913)	(465,574)
Total stockholders’ equity	35,998	36,188

Total liabilities and stockholders' equity	$212,430	$194,193

MOBILEIRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2020
(Amounts in thousands, except for per share data)
(Unaudited)
	Three Months Ended
	March 31, 2019	March 31, 2020
Revenue:
Cloud services	$15,261	$18,634
License	11,371	9,010
Software support and services	21,450	22,054
Total revenue	48,082	49,698
Cost of revenue:
Cloud services (1)	4,710	6,057
License	554	459
Software support and services (1)	5,023	4,356
Restructuring expense	76	-
Total cost of revenue	10,363	10,872
Gross profit	37,719	38,826
Operating expenses:
Research and development (1)	21,829	18,993
Sales and marketing (1)	24,487	24,133
General and administrative (1)	7,919	7,233
Restructuring expense	539	579
Total operating expenses	54,774	50,938
Operating loss	(17,055)	(12,112)
Other income (expense) - net	412	(108)
Loss before income taxes	(16,643)	(12,220)
Income tax expense	457	441
Net loss	$(17,100)	$(12,661)
Net loss per share, basic and diluted	$(0.16)	$(0.11)
Weighted-average shares used to compute net loss per share, basic and diluted	107,352	113,957

(1) Includes stock-based compensation expense as follows:
Cost of revenue
License	$-	$-
Cloud services	612	375
Software support and services	929	523
Research and development	4,111	3,059
Sales and marketing	2,274	2,073
General and administrative	2,364	1,543
	$10,290	$7,573

MOBILEIRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2020
(Amounts in thousands)
(Unaudited)
	Three Months Ended
	March 31, 2019	March 31, 2020

Cash flows from operating activities:
Net loss	$(17,100)	$(12,661)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	10,290	7,573
Depreciation	932	863
Changes in operating assets and liabilities:
Accounts receivable	22,821	21,121
Deferred commissions	(35)	937
Other current and noncurrent assets	(2,647)	(398)
Accounts payable	186	(101)
Unearned revenue	(2,958)	(4,172)
Customer arrangements with termination rights	(2,184)	(2,667)
Accrued expenses and other long-term liabilities	(1,489)	(3,328)
Net cash provided by operating activities	7,816	7,167

Cash flows from investing activities:
Purchase of property and equipment	(177)	(93)
Proceeds from maturities of investment securities	1,000	-
Purchases of investment securities	(546)	-
Net cash provided by (used in) investing activities	277	(93)

Cash flows from financing activities:
Proceeds from employee stock purchase plan	953	837
Taxes paid for net settlement of equity awards	(4,409)	(3,182)
Proceeds from exercise of stock options	798	123
Repurchase of common stock	(3,601)	(684)
Net cash used in financing activities	(6,259)	(2,906)

Net change in cash and cash equivalents	1,834	4,168
Cash and cash equivalents at beginning of period	104,613	94,415
Cash and cash equivalents at end of period	$106,447	$98,583

Non-GAAP Financial Measures and Reconciliations and Other Metrics

Non-GAAP Financial Measures

To supplement our financial results presented on a U.S. GAAP basis, we provide investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share and free cash flow. These non-GAAP financial measures exclude stock-based compensation and restructuring expense.

Stock-based compensation expenses: In our non-GAAP financial measures, we have excluded the effect of stock-based compensation expenses. We exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, we believe that providing non-GAAP financial measures that exclude this expense allows investors the ability to make more meaningful comparisons between MobileIron operating results and those of other companies. Stock-based compensation expenses will recur in future periods.

Restructuring expense: In our non-GAAP financial measures, we have excluded the effect of severance and other expenses related to reductions in our workforce. Restructuring expense may recur in the future; however, the timing and amounts are difficult to predict.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, and non-GAAP net loss per share: We believe that the exclusion of stock-based compensation expense and restructuring expense from various non-GAAP financial metrics such as gross profit, gross margin, operating loss, operating margin, net loss, and net loss per share provides useful measures for management and investors. Stock-based compensation and restructuring expense have been and can continue to be inconsistent in amount from period to period. We believe the inclusion of these items makes it difficult to compare periods and understand the growth and performance of our business. In addition, we evaluate our business performance and compensate management based in part on these non-GAAP measures. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by our competitors and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees.

Free cash flow: Our non-GAAP financial measures also include free cash flow, which we define as cash provided by operating activities less the amount of property and equipment purchased. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to invest in our business and fund ongoing operations. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

We believe these non-GAAP financial measures are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business relative to certain of these non-GAAP measures.

Other Metrics

Annual Recurring Revenue (ARR). Beginning with the fourth quarter of 2018, we began monitoring a new operating metric, Total ARR, which is defined as the annualized value of all recurring revenue contracts active at the end of a reporting period. Total ARR includes the annualized value of subscriptions (“Subscription ARR”) and the annualized value of software support contracts related to perpetual licenses (“Perpetual license support ARR”) active at the end of a reporting period and does not include revenue reported as perpetual license or professional services in our consolidated statement of operations. We are monitoring these metrics because they align with how our customers are increasingly purchasing our solutions and how we are managing our business. These ARR measures should be viewed independently of revenue, unearned revenue, and customer arrangements with termination rights as ARR is an operating metric and is not intended to be combined with or replace those items. ARR is not an indicator of future revenue and can be impacted by contract start and end dates and renewal rates.

MOBILEIRON, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except for per share data and percentages)
(Unaudited)
	Three Months Ended
	March 31, 2019	March 31, 2020

Non-GAAP gross profit reconciliation:
GAAP gross profit	$37,719	$38,826
Stock-based compensation expenses	1,541	898
Restructuring expense	76	-
Non-GAAP gross profit	$39,336	$39,724

Non-GAAP gross margin reconciliation:
GAAP gross margin: GAAP gross profit over total revenue	78.4%	78.1%
GAAP to non-GAAP gross margin adjustments	3.4%	1.8%
Non-GAAP gross margin: Non-GAAP gross profit over total revenue	81.8%	79.9%

Non-GAAP operating loss reconciliation:
GAAP operating loss	$(17,055)	$(12,112)
Stock-based compensation expenses	10,290	7,573
Restructuring expense	615	579
Non-GAAP operating loss	$(6,150)	$(3,960)

Non-GAAP operating margin reconciliation:
GAAP operating margin: GAAP operating loss over total revenue	(35.5)%	(24.4)%
GAAP to non-GAAP operating margin adjustments	22.7%	16.4%
Non-GAAP operating margin: Non-GAAP operating income over total revenue	(12.8)%	(8.0)%

Non-GAAP net loss reconciliation:
GAAP net loss	$(17,100)	$(12,661)
Stock-based compensation expenses	10,290	7,573
Restructuring expense	615	579
Non-GAAP net loss	$(6,195)	$(4,509)

MOBILEIRON, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except for per share data and percentages)
(Unaudited)
	Three Months Ended
	March 31, 2019	March 31, 2020
Non-GAAP net loss per share reconciliation:
GAAP net loss per share	$(0.16)	$(0.11)
Stock-based compensation expenses	0.10	0.07
Restructuring expense	-	-
Non-GAAP net loss per share	$(0.06)	$(0.04)

Free cash flow reconciliation:
Cash provided by operating activities	$7,816	$7,167
Purchase of property and equipment	(177)	(93)
Free cash flow	$7,639	$7,074

	MOBILEIRON, INC.
	SUPPLEMENTAL INFORMATION
	(Amounts in thousands)
	(Unaudited)

	31-Mar-19	30-Jun-19	30-Sep-19	31-Dec-19	31-Mar-20

Annual Recurring Revenue:
Subscription ARR	$100,421	$106,115	$108,559	$113,895	$115,326
Perpetual license support ARR	66,764	65,850	65,737	65,645	65,495
Total ARR	$167,185	$171,965	$174,296	$179,540	$180,821

Revenue:
United States	$19,612	$21,861	$23,376	$21,866	$21,133
International	28,470	29,004	28,825	32,222	28,565
Total revenue	$48,082	$50,865	$52,201	$54,088	$49,698

Disaggregation of Revenue:
Cloud services	$15,261	$16,311	$17,591	$17,871	$18,634
Upfront on-premise subscription	3,952	7,478	5,964	4,628	3,378
Ratable on-premise subscription	4,458	4,512	4,902	5,037	4,922
Software support on perpetual licenses	16,110	16,196	16,363	16,314	15,986
Recurring revenue	39,781	44,497	44,820	43,850	42,920
Perpetual license	7,419	4,749	6,252	9,027	5,633
Professional services	882	1,619	1,129	1,211	1,145
Non-recurring revenue	8,301	6,368	7,381	10,238	6,778
Total revenue	$48,082	$50,865	$52,201	$54,088	$49,698

Non-GAAP Metrics:
Non-GAAP gross profit	$39,336	$41,708	$42,794	$44,404	$39,724
Non-GAAP operating income (loss)	$(6,150)	$(4,350)	$173	$1,638	$(3,960)
Free cash flow	$7,639	$(5,091)	$(6,197)	$(275)	$7,074

Contact:

Erik Bylin

MobileIron

ir@mobileiron.com

650-282-7555